Exhibit 99.1

                          NOTICE OF EXTENSION OF OFFER
                   TO HOLDERS OF IR BIOSCIENCES HOLDINGS, INC.
                         COMMON STOCK PURCHASE WARRANTS

                                                               February 18, 2005

Dear Sir or Madam:

         IR Biosciences Holdings, Inc. (the "Company") previously sent to you an Offer Letter to Warrant Holders (dated January 24, 2005 and amended as of February 11, 2005) describing its offer (the "Offer") to the holders of 13,780,449 common stock purchase warrants (the "Warrants"), which were issued by the Company in October 2004, to temporarily reduce the exercise price of the Warrants from $0.50 to $0.20 per share. The Offer Letter stated that the expiration date of the Offer was 9:00 am, Pacific Standard Time, on February 22, 2005.

         The Company is hereby extending the Offer to 9:00 am, Pacific Standard Time, on March 4, 2005. As of the date hereof, approximately 3,200,000 Warrants have been tendered pursuant to the Offer. A revised Offer Letter reflecting the amended and restated expiration date of the Offer is enclosed. If you have any questions, please contact John Fermanis at (480) 922-3926.

                                                   Sincerely,



                                                   IR Biosciences Holdings, Inc.